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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of Huntsman Corporation of our report dated April 14, 2004 (except for Note 27, as to which the date is December 17, 2004), appearing in the Registration Statement on Form S-1 No. 333-120749 on the consolidated financial statements of Vantico Group S.A. and subsidiaries at December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 in 2002) appearing in that Registration Statement, which is incorporated by reference in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE S.A.

Edouard Schmit, Partner

Luxembourg
February 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM